UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 7, 2019
Date of Report (Date of Earliest Event Reported)

INTELGENX TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870638336
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

6420 Abrams, Ville St- Laurent, Quebec, Canada H4S 1Y2
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[   ]

Item 5.02.        Appointment of Certain Officer.

IntelGenx Technologies Corp. (“IntelGenx”), announced today, that its Board of Directors appointed André Godin to the position of President in addition to his current position as the Company’s Chief Financial Officer.

In his newly expanded role, Mr. Godin will have overall responsibility for day-to-day operations, financial reporting and budgeting, as well as managing the Company's relationships and interactions with the investment community. He will continue to report to the Company’s CEO, Dr. Horst G. Zerbe.

Mr. Godin has an accomplished history of financial and operational leadership success in the life sciences industry. In an executive management career that spans close to three decades, he most recently served as IntelGenx’s Executive Vice-President and Chief Financial Officer. Before joining IntelGenx in 2015, he was Interim CEO and CFO of Neptune Technologies and Bioresources Inc. He started with Neptune in 2003 as Vice President, Administration and Finance and was named its CFO in 2008. Prior to joining Neptune, he was President of a dietary supplement company and Corporate Controller for an OTC pharmaceutical products company. Mr. Godin is a member of the Canadian Chartered Professional Accountants and the Canadian Institute of Chartered Accountants. He holds a Bachelor of Business Administration degree from Université du Québec à Montreal.

Item 8.01        Other Events.

On May 8, 2019, the Company issued a press release announcing the appointment of Andre Godin. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit	Description

99.1	Press Release dated May 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: May 8, 2019	By: /s/Horst G. Zerbe
Horst G. Zerbe
Chief Executive Officer